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                                                                     EXHIBIT 5.1

                  [WEATHERFORD INTERNATIONAL, INC. LETTERHEAD]

November 20, 2001


Weatherford International, Inc.
515 Post Oak Boulevard, Suite 600
Houston, Texas  77027

Ladies and Gentlemen:

         I am Vice President - Law and Secretary of Weatherford International, Inc., a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the registration under the Securities Act of 1933 of 1,896,149 shares of the Company's common stock, $1.00 par value (the "Shares"), to be offered by certain selling stockholders of the Company (the "Selling Stockholders") upon the terms and subject to the conditions set forth in the Company's Registration Statement on Form S-3 covering the Shares (the "Registration Statement") filed with the Securities and Exchange Commission.

         In connection therewith, I have examined the Registration Statement, originals or copies certified or otherwise identified to my satisfaction of the Amended and Restated Certificate of Incorporation, as amended, of the Company, the amended by-laws of the Company, the corporate proceedings with respect to the offering of the Shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

         I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

         Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares proposed to be offered by the Selling Stockholders have been duly and validly authorized for issuance and are duly and validly issued, fully paid and nonassessable.

         The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and the federal laws of the United States of America, to the extent applicable, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Burt M. Martin

                                            Burt M. Martin